                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SYMANTEC CORPORATION
                (Name of Registrant as Specified In Its Charter)
      ____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/  /  $125  per Exchange Act Rules  0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
Item 22(a) of Schedule 14A
/ /   $500  per each  party to  the controversy  pursuant to  Exchange Act  Rule
14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)  Title of each class of securities to which transaction applies:
________________________________________________

2)  Aggregate number of securities to which transaction applies:
________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________

4)  Proposed maximum aggregate value of transaction:
________________________________________________

5)  Total fee paid:
________________________________________________
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
________________________________________________

2)  Form, Schedule or Registration Statement No.:
________________________________________________

3)  Filing Party:
________________________________________________

4)  Date Filed:
________________________________________________

                                     [LOGO]

                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA 95014

                            ------------------------

                                 MARCH 26, 1996

                            ------------------------

Dear Stockholder:

    A Special Meeting of Stockholders of Symantec Corporation, a Delaware corporation ("Symantec"), and of holders of exchangeable shares of Delrina Corporation, a wholly owned subsidiary of Symantec, each of which is exchangeable for one share of Symantec Common Stock (the "Exchangeable Shares"), will be held at Symantec Corporation, 10201 Torre Avenue, Cupertino, California, on May 14, 1996 at 9:00 a.m. (Pacific time) (the "Meeting").

    At the Meeting, you will be asked to consider and act upon a proposal to approve the new Symantec Corporation 1996 Equity Incentive Plan (the "1996 Option Plan").

    Although the enclosed Proxy Statement describes a proposal of Symantec Corporation, the holders of Exchangeable Shares are entitled to vote at the Meeting due to the economic equivalence of the Exchangeable Shares to shares of Symantec Common Stock, as described in that certain Joint Management Information Circular and Proxy Statement distributed to the holders of Exchangeable Shares and the holders of Symantec Common Stock on October 17, 1995. Holders of Exchangeable Shares are entitled to the same rights, benefits and privileges, including voting rights, as the holders of Symantec Common Stock, and are therefore urged to exercise their votes at the Meeting.

    After careful consideration, your Board of Directors has unanimously approved the 1996 Option Plan and has concluded that its approval is in the best interests of Symantec and its stockholders and the holders of Exchangeable Shares. Your Board of Directors unanimously recommends a vote in favor of the proposal.

    In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders and a Proxy Statement relating to the actions to be taken by Symantec stockholders and the holders of Exchangeable Shares at the Meeting. The Proxy Statement more fully describes the proposed 1996 Option Plan.

    All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

                                          Sincerely,

                                          /s/ GORDON E. EUBANKS, JR.
                                          Gordon E. Eubanks, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA 95014

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

To our Stockholders:

    A Special Meeting of Stockholders (the "Meeting") of Symantec Corporation, a Delaware corporation ("Symantec") and of holders of exchangeable shares of Delrina Corporation, a wholly owned subsidiary of Symantec, will be held at 9:00 a.m. (Pacific time) May 14, 1996, at Symantec Corporation, 10201 Torre Avenue, Cupertino, California, for the following purposes:

    1. To consider and act upon a proposal to approve the Symantec Corporation 1996 Equity Incentive Plan (the "1996 Option Plan"); and

    2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

    Only stockholders of record as of March 15, 1996 are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ DEREK P. WITTE
                                          Derek P. Witte
                                          VICE PRESIDENT, SECRETARY AND GENERAL
                                          COUNSEL

Cupertino, California
March 26, 1996

TO ASSURE THAT  YOUR SHARES ARE  REPRESENTED AT  THE MEETING, YOU  ARE URGED  TO
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                PROXY STATEMENT

    This Proxy Statement is being furnished to holders of (i) common stock, par value $0.01 per share ("Common Stock"), of Symantec Corporation, a Delaware corporation ("Symantec") and (ii) exchangeable shares ("Exchangeable Shares") of Delrina Corporation, a wholly owned subsidiary of Symantec, in connection with the solicitation of proxies by Symantec's Board of Directors for use at a special meeting of Symantec stockholders (the "Symantec Stockholders Meeting") to be held at 9:00 a.m. (Pacific time) on May 14, 1996 at Symantec Corporation, 10201 Torre Avenue, Cupertino, California, and any adjournment or postponement thereof.

    This Proxy Statement and the accompanying forms of proxy are first being mailed to stockholders of Symantec and holders of Exchangeable Shares on or about March 26, 1996.

    All information in this Proxy Statement relating to Symantec has been supplied by Symantec.

                            ------------------------

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................          1
THE SYMANTEC STOCKHOLDERS MEETING -- GENERAL PROXY INFORMATION.............................................          3
  Solicitation and Voting of Proxies.......................................................................          3
  Revocability of Proxy....................................................................................          3
  Expenses of Proxy Solicitation...........................................................................          3
  Voting Rights............................................................................................          3
THE PROPOSAL...............................................................................................          4
  Proposal to Adopt Symantec's 1996 Equity Incentive Plan..................................................          4
  Federal Income Tax Information...........................................................................          7
  Board Recommendation.....................................................................................          8
  Interests of Certain Persons in the Transaction..........................................................          8
INFORMATION CONCERNING SYMANTEC............................................................................          8
  Capitalization...........................................................................................          8
  The 1988 Option Plan.....................................................................................          9
  Benefits to Certain Persons..............................................................................         10
  Security Ownership of Certain Beneficial Owners and Management...........................................         10
  Compensation of Executive Officers.......................................................................         11
  Certain Transactions.....................................................................................         15
DISSENTING STOCKHOLDERS' RIGHTS............................................................................         16
COMPLIANCE UNDER SECTION 16(a) OF THE EXCHANGE ACT.........................................................         16
STOCKHOLDER PROPOSALS......................................................................................         16
OTHER BUSINESS.............................................................................................         16
AVAILABLE INFORMATION......................................................................................         17
ANNEX A -- Symantec's 1996 Equity Incentive Plan...........................................................        A-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT IS NOT, AND IS NOT INTENDED TO BE, COMPLETE IN ITSELF. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT, WHICH SYMANTEC STOCKHOLDERS ARE ENCOURAGED TO REVIEW.

                       THE SYMANTEC STOCKHOLDERS MEETING

Time, Date and Place..........  The Symantec Stockholders  Meeting will be  held on May  14,
                                1996,  at 9:00 a.m. (Pacific  time) at Symantec Corporation,
                                10201 Torre Avenue, Cupertino, California. See "THE SYMANTEC
                                STOCKHOLDERS MEETING -- GENERAL PROXY INFORMATION."
Record Date, Shares Entitled
 to Vote......................  Holders of record  of Symantec Common  Stock and holders  of record  of  Exchangeable  Shares  on  March  15,  1996  (the
                                "Symantec Record Date")  are entitled  to notice  of and  to vote  at the Symantec Stockholders  Meeting. At the close of business on the Symantec Record Date there were  outstanding and  entitled  to  vote (i)  46,659,927  shares  of Symantec
                                Common Stock  and (ii)  6,921,544 Exchangeable  Shares  that
                                were   issued  by   Delrina  Corporation,   a  wholly  owned
                                subsidiary of Symantec,  each of which  is exchangeable  for one  share  of  Symantec  Common  Stock  (the  "Exchangeable
                                Shares"). Each  share  of  Symantec Common  Stock  and  each
                                Exchangeable  Share  will be  entitled to  one vote  on each matter to  be acted  upon.  See "THE  SYMANTEC  STOCKHOLDERS
                                MEETING -- GENERAL PROXY INFORMATION."
Matters to be Considered at
 the Meeting..................  At   the   Symantec  Stockholders   Meeting,   the  Symantec
                                stockholders and  the holders  of Exchangeable  Shares  will consider  and  vote  upon  a  proposal  (the  "Proposal") to approve the Symantec Corporation 1996 Equity Incentive  Plan
                                (the  "1996  Option Plan").  See "THE  SYMANTEC STOCKHOLDERS
                                MEETING -- GENERAL PROXY INFORMATION."
The 1996 Option Plan..........  The 1996 Option Plan  provides that incentive stock  options
                                ("ISO's")  may be granted only to employees of Symantec, and nonqualified stock  options  ("NQSO's") may  be  granted  to employees,  officers,  directors,  consultants,  independent contractors and  advisors  of  Symantec or  of  any  parent, subsidiary  or affiliate  of Symantec. The  stock subject to options under the  1996 Option  Plan consists  of shares  of
                                Symantec  Common Stock reserved for issuance thereunder. The aggregate number of shares that may be issued under  options pursuant  to the 1996 Option  Plan is 2,675,000 shares, plus
                                (i) any shares  that remain unissued  under Symantec's  1988
                                Employees  Stock Option Plan (the "1988 Option Plan") on the
                                date that Symantec's  Board of Directors  approves the  1996
                                Option  Plan and (ii)  any shares issuable  upon exercise of options granted under the 1988 Option Plan that expire,  are
                                cancelled   or  become  unexercisable  without  having  been
                                exercised in full.

                                In addition,  shares  that  are  subject  to  issuance  upon exercise  of an option under the  1996 Option Plan but cease to be  subject to  such option  for any  reason (other  than exercise  of  such option),  that  are subject  to  an award granted under  the 1996  Option Plan  but are  forfeited  or repurchased  by Symantec  at the  original issue  price, and that are subject to an award that terminates without  shares being issued, will be available for grant and issuance under the 1996 Option Plan.
                                The  aggregate  number of  shares that  may be  issued under awards pursuant to the 1996 Option Plan may not exceed 5% of the sum  as of  the Record  Date of  (i) all  of  Symantec's
                                issued  and outstanding  Common Stock,  (ii) all  issued and outstanding Exchangeable Shares, and (iii) all other  issued and  outstanding securities that are convertible into shares of Symantec  Common  Stock  without  payment  of  additional consideration.
                                The terms of the 1996 Option Plan provide that (i) no option can  be exercisable after  the expiration of  ten years from the date the option is  granted, (ii) the exercise price  of an option granted under the 1996 Option Plan may not be less than  the  fair  market  value  of  the  shares  exercisable thereunder on  the  date  of grant,  (iii)  options  may  be exercised  by  delivery  to  Symantec  of  a  written  stock exercise agreement  together with  payment  in full  of  the exercise  price,  (iv) if  an optionee  is terminated  as an employee, director,  consultant, independent  contractor  or advisor to Symantec, the optionee typically has three months to  exercise any then exercisable options, (v) the committee designated by the Board to  administer the 1996 Option  Plan
                                (the  "Committee") may determine a  minimum number of shares that can be purchased upon  exercise of an option, and  (vi)
                                no individual shall be eligible to receive more than 500,000 shares  in  any calendar  year  under the  1996  Option Plan pursuant to the grant of options under the plan, except  for new  employees  who are  eligible to  receive up  to 800,000 shares.
                                See "THE  PROPOSAL  --  Proposal to  Adopt  Symantec's  1996
                                Equity Incentive Plan."
Recommendation of Symantec's
 Board of Directors...........  Symantec's Board of Directors believes that the terms of the
                                1996  Option Plan are  fair to the  stockholders of Symantec and the  holders  of  Exchangeable  Shares  and  unanimously recommends  that such stockholders vote  to approve the 1996
                                Option Plan. See "THE PROPOSAL -- Board Recommendation."

         THE SYMANTEC STOCKHOLDERS MEETING -- GENERAL PROXY INFORMATION

SOLICITATION AND VOTING OF PROXIES

    The accompanying proxy is solicited on behalf of Symantec's Board of Directors for use at the Symantec Stockholders Meeting, to be held at Symantec Corporation, 10201 Torre Avenue, Cupertino, California, on May 14, 1996 at 9:00 a.m. (Pacific time). Only holders of record of (i) Symantec Common Stock or (ii) Exchangeable Shares, at the close of business on March 15, 1996 will be entitled to vote at the Symantec Stockholders Meeting. At the close of business on that date, there were outstanding and entitled to vote (i) 46,659,927 shares of Symantec Common Stock and (ii) 6,921,544 Exchangeable Shares. Each share of Symantec Common Stock and each Exchangeable Share will be entitled to one vote on each matter to be acted upon. A majority, or 26,790,736, of these shares, present in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered to be represented for purposes of a quorum. This Proxy Statement and the accompanying form of proxy were first mailed to Symantec stockholders on or about March 26, 1996.

REVOCABILITY OF PROXY

    A stockholder who has given a proxy may revoke it at any time before it is exercised at the Symantec Stockholders Meeting, by (i) delivering to the Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the Symantec Stockholders Meeting and voting in person (although attendance at the Symantec Stockholders Meeting will not, by itself, revoke a proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank, or other nominee and that stockholder wishes to vote at the Symantec Stockholders Meeting, the stockholder must bring to the Symantec Stockholders Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares to be voted.

EXPENSES OF PROXY SOLICITATION

    The expenses of soliciting proxies to be voted at the Symantec Stockholders Meeting will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and/or its agents also may solicit proxies by mail, telephone, telegraph or in person. Symantec has retained a proxy solicitation firm, Corporate Investor Communications, Inc. ("CIC"), to aid it in the solicitation process. Symantec will pay that firm a fee equal to $5,500 plus a variable amount based on $3.00 per stockholder contacted by CIC, plus expenses. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders of Symantec Common Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Symantec Common Stock and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

VOTING RIGHTS

    Holders of Symantec Common Stock and holders of Exchangeable Shares are entitled to one vote for each share held as of the Symantec Record Date. Approval of the Proposal requires the affirmative vote of a majority of the shares eligible to vote and voting, either in person or by proxy, on the Proposal at the Symantec Stockholders Meeting.

    Symantec will count abstentions in tabulations of votes cast, and an abstention, therefore, will have the same effect as a vote against the Proposal. Under Delaware case law, broker non-votes are counted for purposes of determining whether a quorum is present at the meeting but are not counted for purposes of determining whether a proposal has been approved. Thus, a broker non-vote will not count as shares voting "for" or "against" with respect to the Proposal and will not be considered as shares entitled to vote on the Proposal for purposes of determining whether the Proposal has been approved.

                                  THE PROPOSAL

PROPOSAL TO ADOPT SYMANTEC'S 1996 EQUITY INCENTIVE PLAN

    GENERAL. At the Symantec Stockholders Meeting, Symantec's stockholders and holders of Exchangeable Shares will be asked to consider and vote upon a proposal to approve the 1996 Option Plan. The 1996 Option Plan will be effective on the date that it is adopted by Symantec's Board of Directors, and as of such time, the Board may grant awards of options and stock bonuses pursuant to the 1996 Option Plan. However, until stockholder approval is obtained, no option can be exercised and if stockholder approval is not obtained, all awards granted under the 1996 Option Plan will be cancelled.

    The 1996 Option Plan was adopted by Symantec's Board of Directors on March 4, 1996. The Board believes that approval of the 1996 Option Plan is in the best interests of Symantec. The purpose of the 1996 Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Symantec, by offering them an opportunity to participate in the company's future performance through awards of options and stock bonuses.

    The following is a summary of the principal provisions of the 1996 Option Plan and is not intended to be complete. For your convenience, the 1996 Option Plan has been reproduced in its entirety in Annex A to this Proxy Statement, and Symantec's stockholders and holders of Exchangeable Shares are urged to review the full text of the plan. Tax information related to the 1996 Option Plan follows this summary.

    ADMINISTRATION. The 1996 Option Plan permits either the Board of Directors or a committee appointed by the Board to administer the 1996 Option Plan. If the Board establishes such a committee, and two or more members of the Board are "outside directors", the committee must be comprised of at least two members of the Board, all of whom are outside directors and "disinterested persons." "Disinterested persons" and "outside directors" are defined in the 1996 Option Plan and comply with definitions given such terms under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the U.S. Code, respectively. References herein to the "Committee" mean either the committee appointed to administer the 1996 Option Plan or the Board. Subject to the terms of the 1996 Option Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the 1996 Option Plan or any awards granted thereunder and to modify awards granted under the 1996 Option Plan. The interpretation by the Committee of any of the provisions of the 1996 Option Plan or any award granted under the 1996 Option Plan is final and conclusive, unless such interpretation is in contravention of any express term of the 1996 Option Plan.

    ELIGIBILITY.   The 1996 Option  Plan provides that awards  may be granted to employees, officers, directors, consultants, independent contractors and advisors of Symantec or of any parent, subsidiary or affiliate of Symantec as the Committee may determine. As of March 15, 1996, approximately 2,200 people would be eligible to participate in the 1996 Option Plan. No person will be eligible to receive more than 500,000 shares in any calendar year pursuant to the grant of awards under the 1996 Option Plan other than new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, who are eligible to receive up to a maximum of 800,000 shares in the calendar year in which they commence employment. A person may be granted more than one award under the 1996 Option Plan.

    STOCK RESERVED FOR ISSUANCE. The stock subject to awards under the Option Plan consists of shares of Symantec Common Stock reserved for issuance thereunder. The aggregate number of shares that may be issued under awards pursuant to the 1996 Option Plan is 2,675,000 plus (i) any shares that remain unissued under Symantec's 1988 Option Plan on the date that Symantec's Board of Directors approves the 1996 Option Plan and (ii) any shares issuable upon exercise of options granted under the 1988 Option Plan that expire, are cancelled or become unexercisable without having been exercised in full. In addition, shares that are subject to issuance upon exercise of an option under the

1996 Option Plan but cease to be subject to such option for any reason (other than exercise of such option), that are subject to an award granted under the 1996 Option Plan but are forfeited or repurchased by Symantec at the original issue price, and that are subject to an award that terminates without shares being issued, will be available for grant and issuance under the 1996 Option Plan.

    The aggregate number of shares that may be issued under awards pursuant to the 1996 Option Plan may not exceed 5% of the sum, as of the Record Date, of (i) all of Symantec's issued and outstanding Common Stock, (ii) all issued and outstanding Exchangeable Shares, and (iii) all issued and outstanding securities that are convertible into shares of Symantec Common Stock without payment of additional consideration.

    The 1996 Option Plan is intended to replace the 1988 Option Plan, which the Board of Directors has terminated, effective upon shareholder approval of the 1996 Option Plan. Although options granted under the 1988 Option Plan before the termination will remain outstanding in accordance with their terms, no further options will be granted under the 1988 Option Plan after stockholder approval of the 1996 Option Plan. As of March 15, 1996, 189,987 shares of Symantec Common Stock remained available for future grant under the 1988 Option Plan and options to purchase a total of 8,195,558 shares of Symantec Common Stock remained outstanding under the 1988 Option Plan. No shares will be issued pursuant to the 1996 Option Plan unless and until stockholder approval of the 1996 Option Plan has been obtained.

    TERMS OF OPTIONS. Subject to the terms and conditions of the 1996 Option Plan, the Committee, in its discretion, determines for each option certain terms and conditions, including, whether the option is to be an ISO or a NQSO, the number of shares for which the option will be granted, the exercise price of the option, and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approves and is subject to the following conditions, in addition to those described elsewhere herein or in the 1996 Option Plan:

        (a) DATE OF GRANT: The date of grant of an option will be the date on which the Committee decides to grant the option, unless the Committee specifies otherwise. The related stock option agreement and a copy of the 1996 Option Plan will be delivered to the optionee within a reasonable time after the option is granted.

        (b) TERM OF EXERCISE OF OPTIONS: Options are exercisable within the period, or upon the events, determined by the Committee as set forth in the related stock option agreement. However, no option may be exercisable after ten years from the date of grant, and no ISO granted to a 10% stockholder can be exercisable after five years from the date of grant. Symantec anticipates that most of the options that will be granted under the 1996 Option Plan will be exercisable for ten years and options granted under the 1996 Option Plan will generally vest and become exercisable at a rate of 25% one year after the date of grant, and then ratably in monthly increments over the succeeding three years of employment.

        (c) EXERCISE PRICE: Each stock option agreement states the related option exercise price, which may not be less than 100% of the fair market value of the shares of Common Stock on the date of the grant. The exercise price of an ISO granted to a 10% stockholder may not be less than 110% of the fair market value of shares of Symantec Common Stock on the date of grant. On February 29, 1996, the fair market value of Symantec Common Stock (as determined by the closing price on the Nasdaq National Market on the last trading day prior to such date) was $12.625.

        (d) METHOD OF EXERCISE: Options may be exercised only by delivery to Symantec of a written stock option exercise agreement, stating the number of shares purchased, the restrictions imposed on the shares purchased, if any, and certain representations and covenants regarding optionee's investment intent and access to information, together with payment in full of the exercise price for the number of shares purchased. The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in a number of other forms of consideration, including cancellation of indebtedness, fully paid shares of Symantec Common Stock, delivery of a promissory note, waiver of compensation due or accrued to an optionee for services rendered, through a "same day sale," through a "margin commitment," or through any combination of the foregoing.

        (e) TERMINATION OF EMPLOYMENT: If an optionee ceases to provide services as an employee, director, consultant, independent contractor or advisor to Symantec, or a parent, subsidiary or affiliate of Symantec (except in the case of death, disability, sick leave, military leave, or any other leave of absence approved by the Committee which does not exceed 90 days, or if reinstatement upon expiration of such leave is guaranteed by law), the optionee typically has three months to exercise any then-exercisable options; provided, however, that the exercise period may be extended to prevent an optionee subject to Section 16(b) of the Exchange Act from having a matching purchase and sale. A twelve month exercise period applies in cases of optionee's disability or death.

        (f) LIMITATIONS ON EXERCISE: The Committee may determine a minimum number of shares that can be purchased on an exercise of an option. Notwithstanding the minimum number, an optionee will not be prevented from exercising his or her option for the full number of shares for which such option is exercisable.

        (g) LIMITATIONS ON ISOS: An individual will not be eligible to receive an ISO unless such individual is an employee of Symantec or of a parent or subsidiary of Symantec. The aggregate fair market value (determined as of the time an option is granted) of the shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

        (h) TRANSFERABILITY: An option generally is not transferable, and is exercisable during the optionee's lifetime only by the optionee.

        (i) RECAPITALIZATION: The number of shares subject to any award, and the number of shares issuable under the 1996 Option Plan, are subject to proportionate adjustment in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change relating to the capital structure of Symantec without consideration. In the event of a dissolution or liquidation of Symantec, a merger or consolidation in which Symantec does not survive (other than a merger with a wholly owned subsidiary or where there is no substantial change in the stockholders of the corporation or the options granted are assumed, converted or replaced by the successor corporation), a merger in which Symantec is the surviving corporation, but after which the stockholders of Symantec cease to own an equity interest in Symantec, a sale of all or substantially all of Symantec's assets or any other transaction that qualifies as a "corporate transaction" under Section 424(a) of the U.S. Code, all outstanding awards may be assumed, converted or replaced by the successor corporation. Alternatively, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders. If a successor corporation refuses to assume or substitute options, such options will expire upon the occurrence of the transaction.

        (j) RIGHTS AS STOCKHOLDER: An optionee has no rights as a stockholder with respect to any shares covered by an option until the option has been validly exercised and shares of Symantec Common Stock are issued to the optionee.

        (k) OTHER PROVISIONS: The option grant and exercise agreements authorized under the 1996 Option Plan, which may be different for each option, may contain such other provisions as the Committee deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of Symantec to repurchase unvested shares held by an optionee upon termination of the optionee's employment at the original purchase price.

    AMENDMENT AND TERMINATION OF THE 1996 OPTION PLAN. The Committee, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 1996 Option Plan or revise or amend the 1996 Option Plan in any respect whatsoever; provided that the Committee may not, without approval of the stockholders, amend the 1996 Option Plan in a manner that requires stockholder approval pursuant to the U.S. Code or the regulations thereunder or pursuant to Rule 16b-3.

    TERM OF THE 1996 OPTION PLAN. Awards may be granted pursuant to the 1996 Option Plan from time to time until the expiration of the ten year period commencing with the date the 1996 Option Plan was adopted by the Board of Directors.

    FEDERAL INCOME TAX INFORMATION. Options so designated under the 1996 Option Plan are intended to qualify as ISOs. All options that are not designated as ISOs are intended to be NQSOs.

    THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SYMANTEC AND PARTICIPATING EMPLOYEES ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 1996 OPTION PLAN. THE U.S. FEDERAL TAX LAWS MAY CHANGE AND THE U.S. FEDERAL, STATE AND LOCAL TAX
CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK
THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 OPTION PLAN.

TAX TREATMENT OF THE OPTIONEE

    INCENTIVE STOCK OPTIONS. An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless the optionee is subject to the alternative minimum tax. If the optionee holds the shares purchased upon exercise of the ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the option grant date, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    ALTERNATIVE MINIMUM TAX. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is currently 26% of an individual taxpayer's alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by Symantec (either by payment in cash or withholding out of the optionee's salary). The Omnibus Budget Reconciliation Act of 1993 has increased the required flat federal withholding rate to 28% effective with respect to taxable years beginning after December 31, 1993. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Reconciliation Act of 1993 provides that the maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum rate of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. The Omnibus Reconciliation Act of 1993 also increased the AMT to 26% (28% for alternative minimum taxable income in excess of $175,000) of an individual taxpayer's alternative minimum taxable income, effective with respect to taxable years beginning after December 31, 1992.

    ESTIMATED TAXES. Estimated tax payments may be due on amounts an optionee includes in income if the income recognition event occurs before the last month of his or her taxable year and no other exceptions to the underpayment of estimated tax penalties applies. Generally, estimated taxes must be paid with respect to regular and alternative minimum tax liabilities if the amount of a taxpayer's withheld taxes together with any estimated taxes is less than 90 percent of that taxpayer's total regular or alternative minimum tax liability for the year, unless an exception applies.

    TAX TREATMENT OF SYMANTEC. Symantec will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or other person to the extent that the optionee recognizes ordinary income. Symantec will be entitled to a deduction in connection with the disposition of shares acquired under an ISO only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares. The IRS is currently considering regulations that would require companies to withhold taxes from an optionee in the event that the optionee makes a disqualifying disposition of shares acquired under an ISO.

    OFFICERS AND DIRECTORS. Shares purchased under the 1996 Option Plan by affiliates of Symantec (that is, persons in a control relationship with Symantec) are subject to special restrictions on resale imposed by the Securities Act of 1933, as amended (the "Securities Act"). Such shares can be resold only if registered for resale, sold under Rule 144 of the Securities Act or sold under another exemption from registration. Among other requirements, Rule 144 imposes volume limitations on resales.

    ERISA INFORMATION.   Symantec  believes that  the 1996  Option Plan  is  not
subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

BOARD RECOMMENDATION

    SYMANTEC'S BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS FAIR TO, AND IN THE BEST INTERESTS OF, SYMANTEC AND ITS STOCKHOLDERS AND THE HOLDERS OF EXCHANGEABLE SHARES AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

                        INFORMATION CONCERNING SYMANTEC

CAPITALIZATION

    As  of March 15, 1996, the authorized capital stock of Symantec consisted of
(i) 100,000,000 shares of Symantec Common Stock, of which 46,659,927 shares are issued and outstanding, (ii) one Special Voting Share, which is issued to The R-M Trust Company, entitling holders of each Exchangeable Share to one vote per Exchangeable Share, and (iii) 1,000,000 shares of Symantec Preferred Stock of which there are no shares outstanding. As of March 15, 1996, an aggregate of 13,700,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the 1988 Option Plan and an aggregate of 2,000,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the 1989 Employee Stock Purchase Plan. Options or warrants to purchase an aggregate of 1,226,073 shares of Symantec Common Stock were outstanding as of March 15, 1996 by persons who were employees of companies that have been acquired by Symantec under assumed option plans ("Other Option Plans"). Options or warrants to purchase an aggregate of 114,962 shares of Symantec Common Stock were outstanding as of March 15, 1996 to former employees or warrant holders of companies that have been acquired by Symantec. As of March 15, 1996, options to purchase an aggregate of 167,500 shares of Symantec Common Stock are outstanding pursuant to the 1988 Directors Stock Option Plan, and an aggregate of 450,000 shares of Symantec Common Stock are reserved and authorized for issuance pursuant to the Symantec 1993 Directors Stock Option Plan, under which options to purchase 143,250 shares were outstanding. As of March 15, 1996, there was $15,000,000 of debt principal outstanding, convertible at the option of the holders into a maximum of 1,250,000 shares of Symantec Common Stock. In addition, as of March 15, 1996, 6,921,544 Exchangeable Shares are issued and outstanding, which are exchangeable for 6,921,544 shares of Symantec Common Stock.

THE 1988 OPTION PLAN AND OTHER OPTION PLANS

    The shares awarded under the 1988 Option Plan and the Other Option Plans come from authorized but unissued shares of Symantec Common Stock. As of March 15, 1996, a total of 7,483,201 shares of Symantec Common Stock have been purchased upon the exercise of options issued under the 1988 Option Plan and Other Option Plans, and a total of 9,421,631 shares of Symantec Common Stock were subject to outstanding options that have been granted pursuant to the 1988 Option Plan and Other Option Plans to approximately 2,200 people. Prior to the cancellation and regrant of certain options, as described in the paragraph below, the outstanding options issued under the 1988 Option Plan and the Other Option Plans are exercisable at an average exercise price of $16.0856 per share. Options outstanding under the 1988 Option Plan and the Other Option Plans have expiration dates ranging from March 27, 1996 to February 26, 2006 (subject to earlier termination if an optionee's association with Symantec terminates). There are a total of 13,700,000 shares of Symantec Common Stock authorized for issuance upon the exercise of options granted under the 1988 Option Plan and 189,987 shares reserved for grant of options under the 1988 Option Plan. Over the term of the 1988 Option Plan up to March 15, 1996, a total of 21,856,656 options have been granted and options for a total of 8,346,643 shares have been canceled (including 3,765,884 shares canceled in connection with repriced options). During this same period, the following named executive officers had been granted options under the 1988 Option Plan to purchase shares of Symantec's Common Stock as follows: Gordon E. Eubanks, Jr., 750,000 shares (including 75,000 shares repriced in 1988 and counted as a separate grant); Robert R.B. Dykes, 400,000 shares; John C. Laing, 463,000 shares (including 115,000 shares repriced in 1992 and counted as a separate grant); Ted Schlein, 261,900 shares (including 3,000 shares repriced in 1988 and 31,400 shares repriced in 1992, each counted as a separate grant); Dana Seibert, 175,275 shares (including 10,500 shares repriced in 1988 and 19,050 shares repriced in 1992, each counted as a separate grant); and Derek Witte, 77,328 shares (including 6,000 shares repriced in 1992). Symantec's current executive officers, as a group, had been granted options to purchase 2,389,428 shares (including 313,825 shares that were repriced and counted as separate grants). During the same period, all employees and consultants other than the current executive officers have been granted options to purchase 19,467,228 shares (including 3,452,059 shares that were repriced and counted as separate grants).

    Symantec has offered 2,045 holders of 4,949,961 options granted under the 1988 Option Plan and the Other Option Plans the opportunity to cancel such options and be granted new options with an exercise price equal to $13.10, if, on the day of an optionholder's election to cancel his options, the fair market value (the closing price of Symantec Common Stock on the prior business day as determined by Nasdaq) is equal to or less than $13.50. However, such options will be priced at the higher of $13.10 or the fair market value of Symantec Common Stock on March 29, 1996, if, on the day of an optionholder's election, the fair market value is greater than $13.50. Assuming that every option eligible for cancellation is regranted and assuming the exercise price of such regranted option is $13.10, the average exercise price of the options granted under the 1988 Option Plan and the Other Option Plans would be $11.9938 per share.

    BENEFITS TO CERTAIN PERSONS. Because benefits under the 1996 Option Plan will vary depending on the timing of participants' exercise decisions and on the fair market value of Symantec's Common Stock at various future dates, it is not possible to determine exactly what benefits might be received by Symantec's directors, executive officers and other employees under the 1996 Option Plan. The following table summarizes the options that were received by the four most highly compensated executive officers (as calculated with respect to the 1995 fiscal year) and the CEO under the 1988 Option Plan during the 1995 fiscal year, who are currently officers of Symantec.

                      1988 EMPLOYEES STOCK OPTION PLAN (1)

NAME AND POSITION                                                            NUMBER OF SHARES   EXERCISE PRICE (2)
---------------------------------------------------------------------------  -----------------  ------------------
Gordon E. Eubanks, Jr......................................................                0           N/A
Robert R.B. Dykes..........................................................           30,000          $10.50
John C. Laing..............................................................           23,000          $10.50
Ted Schlein................................................................           12,000          $10.50
Derek Witte................................................................                0           N/A
Executive Group (five persons).............................................           65,000          $10.50
Non-executive director group (five persons)................................                0           N/A
Non-executive officer employee group.......................................        2,587,293       $10.06 - $23.75

------------------------
(1) Future grants are discretionary and future exercise prices are unknown, since they are based on fair market value on the date of grant.

(2) It is not possible to determine the value of these benefits because the benefits will depend upon exercise decisions by participants and the fair market value of Symantec's Common Stock at various future dates following the approval of the 1996 Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 15, 1996, with respect to the beneficial ownership of Symantec Common Stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec Common Stock, (ii) each director of Symantec, (iii) the four most highly compensated executive officers and the CEO of Symantec as calculated with respect to the fiscal year ended March 31, 1995, who are currently executive officers of Symantec, and (iv) all current executive officers and directors of Symantec as a group.

                                                                                   AMOUNT AND NATURE OF
NAME AND ADDRESS                                                                        BENEFICIAL         PERCENT OF
OF BENEFICIAL OWNER                                                                   OWNERSHIP (1)          CLASS
--------------------------------------------------------------------------------  ----------------------  ------------
FMR Corporation (2).............................................................          3,990,160             7.45%
  82 Devonshire Street
  Boston, Massachusetts 02109
AIM Management (2)..............................................................          3,150,100             5.88%
  P.O.Box 4333
  Houston, Texas 77210
Gordon E. Eubanks, Jr. (3)......................................................            423,204            *
John C. Laing (4)...............................................................            204,366            *
Ted Schlein (5).................................................................            123,270            *
Carl D. Carman (6)..............................................................            101,250            *
Robert R.B. Dykes (7)...........................................................            102,754            *
Charles Boesenberg (8)..........................................................             89,616            *
Leslie L. Vadasz (9)............................................................             79,750            *
Walter W. Bregman (10)..........................................................             74,750            *

                                                                                   AMOUNT AND NATURE OF
NAME AND ADDRESS                                                                        BENEFICIAL         PERCENT OF
OF BENEFICIAL OWNER                                                                   OWNERSHIP (1)          CLASS
--------------------------------------------------------------------------------  ----------------------  ------------
Robert S. Miller (11)...........................................................             24,000            *
Derek Witte (12)................................................................              5,714            *
All current Symantec executive officers and directors as a group
 (13 persons) (13)..............................................................          1,560,536             2.85%

------------------------
  *  Less than 1%.

 (1) The information above is based upon information supplied by officers and directors, and, with respect to principal stockholders, Schedules 13G and 13D (if any) filed with the SEC. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Based on information provided by AIM Management to Symantec in a Schedule 13G dated February 12, 1996 and based on information provided by FMR Corporation to Symantec in a Schedule 13G dated February 14, 1996.

 (3) Includes 299,999 shares subject to options exercisable within 60 days.

 (4) Includes 189,041 shares subject to options exercisable within 60 days.

 (5) Includes 92,420 shares subject to options exercisable within 60 days.
 (6) Represents 101,250 shares subject to options exercisable within 60 days.

 (7) Represents 48,750 shares subject to options exercisable within 60 days.

 (8) Represents 86,618 shares subject to options exercisable within 60 days.

 (9) Includes 79,750 shares subject to options exercisable within 60 days.

(10) Includes 69,750 shares subject to options exercisable within 60 days.

(11) Includes 22,000 shares subject to options exercisable within 60 days.

(12) Includes 4,385 shares subject to options exercisable within 60 days.

(13) Includes 1,212,551 shares subject to options exercisable within 60 days, including the options described in notes (3)-(12).

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Symantec and its subsidiaries during each of the fiscal years ended on or about March 31, 1993, 1994 and 1995 to Symantec's Chief Executive Officer and Symantec's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the fiscal year ended March 31, 1995. This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. Symantec does not grant stock appreciation rights and has no other long term compensation benefits.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                    LONG TERM
                                   ---------------------------------------------------  COMPENSATION
                                                                         OTHER ANNUAL   -------------    ALL OTHER
                                                 SALARY        BONUS     COMPENSATION   STOCK OPTIONS   COMPENSATION
NAME & PRINCIPAL POSITION            YEAR          ($)          ($)          ($)             (#)            ($)
---------------------------------  ---------  -------------  ---------  --------------  -------------  --------------
Gordon E. Eubanks................       1995     350,000       187,842       1,940(3)            0         15,509(5)
  President and Chief                   1994     329,167       116,470       5,500(3)      200,000         16,671(5)
  Executive Officer                     1993     257,680        47,398       2,750(3)            0         20,827(5)
Robert R.B. Dykes................       1995     296,667       109,514       3,249(3)       30,000          3,210(6)
  EVP World-Wide                        1994     270,833        81,516       9,898(3)      110,000          3,690(6)
  Operations & CFO                      1993     238,542        29,127       9,673(3)            0          1,688(6)
John C. Laing....................       1995     337,669        47,882         825(3)       23,000         29,390(7)
  EVP World-Wide Sales                  1994     338,711(1)     35,843       2,981(3)       20,000         30,669(7)
                                        1993     335,684(1)     10,869         849(3)      190,000(4)      28,264(7)
Eugene Wang......................       1995     246,667        64,013       2,288(3)       20,000          4,920(8)
  EVP Applications and                  1994     240,000        55,301           0               0          6,590(8)
  Development Tools                     1993     140,000(2)     28,183           0         100,000          4,320(9)
Ellen Taylor.....................       1995     195,417        71,801       3,050(3)       12,000          4,700(10)
  VP and Gen. Mgr.,                     1994     154,042        58,459           0          37,000          5,203(10)
  Peter Norton Group                    1993     106,964        15,388           0          33,000          2,865(10)

------------------------
 (1)Includes commissions of $151,186, $142,044 and $137,669, respectively, for each of 1993, 1994 and 1995.

 (2)Represents a partial year's salary for the fiscal year ending April 1, 1994 (employment began September 1, 1993).

 (3)Automobile allowance.

 (4)Includes an original grant of an option to purchase 75,000 shares in April 1992 that was repriced in September 1992. The remaining shares represent options granted prior to April 1992 that were repriced in September 1992.

 (5)Includes $19,139 of interest forgiven in 1993, $13,880 of interest forgiven in 1994 and $12,361 of interest forgiven in 1995, $1,688, $2,791 and $3,148, respectively, of matching contributions to Symantec's 401(k) plan in 1993, 1994 and 1995.

 (6)Consists  of   $1,688,  $3,690   and   $3,210,  respectively   of   matching
    contributions to Symantec's 401(k) plan in 1993, 1994 and 1995.

 (7)Consists of $26,331of mortgage assistance in each of 1993, 1994 and 1995, and $1,933, $4,338 and $3,059, respectively, of matching contributions to Symantec's 401(k) plan in 1993, 1994 and 1995.

 (8) Includes $6,590 and $4,920 of matching contributions to Symantec's 401(k) plan in 1994.

 (9) Relocation assistance.

(10)  Consists  of  $2,865,  $5,203,  and  $4,700,  respectively,  of   matching
    contributions to Symantec's 401(k) plan in 1993, 1994 and 1995.

                          OPTION GRANTS IN FISCAL 1995

    The following table sets forth further information regarding individual grants of options to purchase Symantec Common Stock during the fiscal year ended March 31, 1995 to each of the executive officers named in the Summary Compensation Table above. All grants were made pursuant to the 1988 Option Plan. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Symantec's Common Stock and overall market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

                                                                                              POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                      VALUE AT ASSUMED ANNUAL
                                 ---------------------------------------------------------    RATES OF STOCK PRICE
                                  # SHARES        % OF TOTAL                                      APPRECIATION
                                 UNDERLYING     OPTIONS GRANTED     EXERCISE                  FOR OPTION TERM (3)
                                   OPTIONS      TO EMPLOYEES IN       PRICE     EXPIRATION  ------------------------
NAME                             GRANTED (1)    FISCAL YEAR (2)      ($/SHR)       DATE         5%           10%
-------------------------------  -----------  -------------------  -----------  ----------  -----------  -----------
Gordon Eubanks.................           0               0%           N/A         N/A                0            0
Robert Dykes...................      30,000             1.0%       $  10.50        6/30/04  $   198,101  $   502,029
John Laing.....................      23,000             0.8%       $  10.50        6/30/04  $   151,878  $   384,889
Eugene Wang....................      20,000             0.7%       $  10.50        6/30/04  $   132,067  $   334,686
Ellen Taylor...................      12,000             0.4%       $  17.6875     11/15/04  $   133,483  $   338,271

------------------------
(1) Stock options are granted with an exercise price equal to the fair market value of Symantec Common Stock on the date of grant. Options granted under the 1988 Option Plan generally become exercisable 25% after the first year and ratably in monthly increments over the succeeding three years. Options lapse after ten years or, if earlier, 90 days after termination of employment.

(2) Symantec granted options on a total of 2,971,000 shares to employees and consultants in fiscal 1995.

(3) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the SEC and do not represent Symantec's estimate or projection of future Symantec Common Stock prices.

   AGGREGATE OPTION EXERCISES IN FISCAL 1995 AND MARCH 31, 1995 OPTION VALUES

                                                                NUMBER OF SHARES
                                                             UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                 VALUE        OPTIONS AT MARCH 31,       IN-THE-MONEY OPTIONS
                               ACQUIRED ON     REALIZED               1995            AT MARCH 31, 1995 ($) (1)
NAME                           EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------------  ------------  -------------  ------------------------  --------------------------
Gordon Eubanks...............       --            --            350,832/104,168         $4,955,149/$1,113,288
Robert Dykes.................       --            --            107,916/ 82,084          $ 943,977/$ 944,772
John Laing...................       15,000    $   131,875       162,770/ 53,730          $2,718,191/$ 661,527
Eugene Wang..................       25,000    $   172,500        37,500/ 57,500          $ 466,412/$ 725,150
Ellen Taylor.................        8,888    $    67,374        15,852/ 36,667          $ 123,933/$ 264,022

------------------------
(1) The valuations shown above for unexercised in-the-money options are based on the difference between the option exercise price and the fair market value of the stock on March 31, 1995 ($23.4375 per share). These values have not been, and may never be, realized.

(2) The value realized for option exercises is the aggregate fair market value of Symantec Common Stock on the date of exercise less the exercise price.

     EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

    In December 1991, Symantec entered into agreements with each of Robert R.B. Dykes, its Executive Vice President, Worldwide Operations and Chief Financial Officer, and John C. Laing, its Executive Vice President, Desktop Products providing for certain benefits to such executives in the event their employment is terminated without cause within one year after the occurrence of a merger, consolidation or similar transaction that results in a change in control of Symantec. "Change of control" includes (a) any consolidation or merger of Symantec with or into any other corporation or corporations in which the stockholders of Symantec immediately prior to the consolidation or merger do not retain a majority of the voting power of the surviving corporation, (b) a change in the majority of the Board resulting from any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, or any sale of all or substantially all of the assets of Symantec. If, within one year after a change in control, Messrs. Dykes' or Laing's employment is terminated other than for cause or disability, Messrs. Dykes and/or Laing, as the case may be, would be entitled to receive severance pay equal to his base salary as of the date of such termination in accordance with Symantec's normal payroll practices for a period of one year, to have all unvested stock options become fully vested and exercisable in accordance with their terms notwithstanding any vesting schedule in such options to the contrary, and to have benefits provided to him as of the date of such termination under Symantec's health, dental, life, disability and other benefit plans continued for a period of one year. In addition, if any such payments would be subject to the tax imposed by Section 4999 of the U.S. Code, Messrs. Dykes and Laing would be entitled to receive additional amounts such that the net amount of the payments and benefits, after deduction of taxes, would be equal to the total aggregate original amount of the payments and benefits payable.

    On June 1, 1994, Symantec entered into an Employment and Consulting Agreement with Charles M. Boesenberg (the "Employment Agreement") in connection with the acquisition by Symantec of Central Point, which was subsequently amended in December 1994. The Employment Agreement, as amended, provided for an employment period which began June 1, 1994 and continued to December 31, 1994 (the "Initial Employment Period"), and a period during which Mr. Boesenberg would act as a consultant to Symantec, beginning with the termination of his employment and continuing until January 1, 1996 (the "Consulting Period"). Mr. Boesenberg's base compensation during the Initial Employment Period was $235,000 per year; the base compensation during the Consulting Period is $360,000 per year. Mr. Boesenberg's compensation for the Consulting Period reflects compensation that would otherwise have been payable to Mr. Boesenberg under a pre-existing agreement with Central Point Software, Inc. due to the change in control of Central Point that was effected by Symantec's acquisition of Central Point. Under the Employment Agreement, Mr. Boesenberg waived all rights to receive compensation under that pre-existing agreement. In addition to base compensation, the Employment Agreement provided for Mr. Boesenberg to receive bonuses of $31,250 per quarter in the Initial Employment Period based on quarterly targets, and adjusted upward or downward based on a formula relating to the revenue and expenses of Symantec's Central Point business unit. Pursuant to the Employment Agreement Mr. Boesenberg received an additional bonus of $25,000 because Symantec's Central Point business unit fully met its revenue goals for at least three quarters during the Initial Employment Period. Bonuses paid under the Employment Agreement were in lieu of bonuses that Mr. Boesenberg would otherwise have been eligible for under Symantec's management bonus plan. Mr. Boesenberg also received an option to purchase 50,000 shares of Symantec Common Stock, with an exercise price based on the fair market value on the date of grant, which vested as to 33,333 shares based upon the attainment of certain financial goals in each of the quarters sending September 30, 1994 and December 30, 1994. The Employment Agreement also provided that each outstanding option previously granted to Mr. Boesenberg by Central Point was immediately exercisable for an additional number of shares equal to that number of shares for which each such option would have become exercisable during the two years after the date of the acquisition. The exercisability of these additional shares reflects rights Mr. Boesenberg had under a pre-existing agreement with Central Point due to the change in control of Central Point that was effected by Symantec's acquisition of Central Point. Mr. Boesenberg also received an option to purchase 14,000 shares of Symantec Common Stock in March 1995 under Symantec's 1988 Option Plan, and an option to purchase 16,000 shares of Symantec Common Stock under Symantec's 1993 Directors Stock Option Plan in January 1995. Pursuant to the Employment Agreement, Mr. Boesenberg was also reimbursed for relocation expenses of approximately $134,000 incurred in moving from the Portland, Oregon area to Saratoga, California, and allowed to keep certain office equipment used by him. This reimbursement was in lieu of a comparable reimbursement that would have been provided pursuant to the pre-existing agreement with Central Point referred to above. The Employment Agreement also provides that Mr. Boesenberg may not compete, directly or indirectly, with Symantec in the area of computer utility software for a period of four years. During the Consulting Period, Mr. Boesenberg has provided Symantec with advice on employee compensation and has been substantially involved in assisting Symantec in defending lawsuits arising from the business of Central Point.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ending March 31, 1995, Symantec's Compensation Committee initially consisted of Walter W. Bregman and L. John Doerr. Mr. Doerr resigned from the Board on September 27, 1994, and Leslie L. Vadasz was appointed to fill the vacancy on the Compensation Committee created by Mr. Doerr's resignation. None of Mr. Bregman, Mr. Doerr or Mr. Vadasz has ever been an officer of Symantec or any of its subsidiaries, and none has any relationship with Symantec requiring disclosure under any paragraph of Item 404 of Regulation S-K.

CERTAIN TRANSACTIONS

    In March 1989, Symantec sold 45,000 shares of Symantec Common Stock to Gordon E. Eubanks, Jr., at a per share price of $2.67. Mr. Eubanks paid for the shares with a $120,000, 9% promissory note payable in four years. On March 23, 1993, the promissory note representing this indebtedness became due and was replaced with a new nine-year promissory note, bearing interest at 6%. So as long as Mr. Eubanks remains employed by Symantec, accrued interest on the note will be forgiven annually and Symantec will pay Mr. Eubanks the amount of his tax liability on such forgiveness. As of March 31, 1995, the outstanding principal balance on this note was $120,000.

    In August 1989, Symantec entered into a Housing Assistance Agreement with John C. Laing, whereby Symantec agreed to pay Mr. Laing $2,194 per month towards the mortgage on his residence until July 1, 1996, unless certain events occur, including the sale of the residence or Mr. Laing's termination of employment with Symantec. If the residence is sold, Mr. Laing must pay Symantec approximately 20% of any gain on such sale, and, if the residence is not sold by July 1, 1996, Mr. Laing must pay Symantec approximately 20% of any appreciation in the value of the residence as of that date.

    In connection with the merger of Peter Norton Computing, Inc. with and into Symantec in August 1990, (the "Norton Merger"), Symantec and Peter Norton, who was a member of the Board until September 1994, entered into a Publicity Agreement pursuant to which Mr. Norton has granted to Symantec a perpetual, exclusive license to use his name and image for computer software products for a royalty equal to the greater of 1% of net sales of products bearing Mr. Norton's name or 0.4% of the suggested retail price of such products. Mr. Norton also has agreed to make himself available until August 31, 1995 for certain personal appearances, press conferences and other public appearances. Mr. Norton may terminate the agreement if Symantec fails to pay Mr. Norton an average of at least $30,000 of royalties in any three consecutive years. For the fiscal years ended April 2, 1993, April 1, 1994 and March 31, 1995 the amount of these royalties payable to Mr. Norton was approximately $1.4 million, $1.6 million and $1.9 million, respectively.

    As a condition of the Norton Merger, Symantec amended its present Registration Rights Agreement, to include Mr. Norton as a holder (collectively, the "Holders"), thereby extending to Mr. Norton certain rights to register the shares of Symantec Common Stock received in the Norton Merger under the Securities Act. The Registration Rights Agreement entitles the Holders, whenever Symantec proposes to register any of its securities under the Securities Act, either for its own account or the accounts of its security holders, to notice of such registration and to include shares of such Common Stock therein, subject to certain conditions and limitations. The Holders of a majority of the shares with registration rights may require Symantec, on not more than two occasions with respect to registration on forms other than Form S-3 (Mr. Norton being only allowed to make one such demand) and on an unlimited number of occasions with respect to registrations on Form S-3, to register all or a part of their registrable shares under the Securities Act, and Symantec is required to use its best efforts to effect such registration, subject to certain conditions and limitations. Generally, Symantec is required to bear the expense of all such registrations (other than those on Form S-3) except for underwriting discounts and commissions. The foregoing registration rights under the amended Registration Rights Agreement will terminate on January 1, 2000. Accordingly, Mr. Norton has the right to cause Symantec to use its best efforts to register some or all of his shares for resale.

    Symantec has adopted provisions in its certificate of incorporation and by-laws that limit the liability of its directors and provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Under Symantec's Certificate of Incorporation, and as permitted under the DGCL, directors are not liable to Symantec or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors, including such conduct during a merger or tender offer. In addition, Symantec has entered into separate indemnification agreements with its directors and officers that could require Symantec, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. Such provisions do not, however, affect liability for any breach of a director's duty of loyalty to Symantec or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Such limitation of liability also does not limit a director's liability for violation of, or otherwise relieve Symantec or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

                        DISSENTING STOCKHOLDERS' RIGHTS

    Under the DGCL, holders of Symantec Common Stock who object to the Proposal will not be entitled to demand appraisal of, or to receive payment for, their Symantec Common Stock.

               COMPLIANCE UNDER SECTION 16(A) OF THE EXCHANGE ACT

    Section 16 of the Exchange Act requires Symantec's directors and officers, and persons who own more than 10% of Symantec's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms furnished to Symantec and written representation from the executive officers and directors, Symantec believes that all Section 16(a) filing requirements were met in fiscal 1995.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy statement and form of proxy relating to Symantec's 1996 Annual Meeting of Stockholders must be received by Symantec a reasonable time before a solicitation is made, and in any event not later than June 17, 1996.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Symantec Stockholders Meeting and, so far as is known to the Board, no matters are to be brought before the Symantec Stockholders Meeting except as specified in the notice of the Symantec Stockholders Meeting. As to any business that may properly come before the Symantec Stockholders Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                             AVAILABLE INFORMATION

    Symantec is subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Symantec with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by Symantec can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                                          By Order of the Board of Directors

                                          Derek P. Witte
                                          VICE PRESIDENT, SECRETARY AND GENERAL
                                          COUNSEL

                              SYMANTEC CORPORATION
                           1996 EQUITY INCENTIVE PLAN
                            AS ADOPTED MARCH 4, 1996

    1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 21.

    2.  SHARES SUBJECT TO THE PLAN.

        2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 16, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,675,000 Shares plus any Shares that are made available for grant and issuance under the Plan pursuant to the following sentence. Any Shares remaining unissued under the Company's 1988 Stock Option Plan (the "PRIOR PLAN") on the Effective Date (as defined in Section 17 below) and any Shares issuable upon exercise of options granted pursuant to the Prior Plan that expire, are cancelled or become unexercisable for any reason without having been exercised in full will no longer be available for grant and issuance under the Prior Plan, but will become available for grant and issuance under this Plan. Subject to Sections 2.2 and 16, Shares that:
    (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option;
    (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. The aggregate number of Shares that may be issued under awards pursuant to this Plan may not exceed 5% of the sum, as of March 15, 1996, of (i) all of the Company's issued and outstanding Common Stock, (ii) all issued and outstanding Exchangeable Shares of Delrina Corporation, a wholly owned subsidiary of the Company, and (iii) all issued and outstanding securities that are convertible into shares of the Company's Common Stock without payment of additional consideration. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

        2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then
    (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and
    (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

    3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; PROVIDED such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the

Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 800,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

    4.  ADMINISTRATION.

        4.1 COMMITTEE AUTHORITY. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

        (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

        (b) prescribe, amend and rescind rules and regulations relating to this Plan;

        (c) select persons to receive Awards;

        (d) determine the form and terms of Awards;

        (e) determine the number of Shares or other consideration subject to Awards;

        (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

        (g) grant waivers of Plan or Award conditions;

        (h) determine the vesting, exercisability and payment of Awards;

        (i)   correct  any  defect,   supply  any  omission   or  reconcile  any
           inconsistency in this Plan, any Award or any Award Agreement;

        (j)  amend any option agreements executed in connection with this Plan;

        (k) determine whether an Award has been earned; and

        (l) make all other determinations necessary or advisable for the administration of this Plan.

        4.2 COMMITTEE DISCRETION. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

        4.3 EXCHANGE ACT REQUIREMENTS. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors and Disinterested Persons. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange Act, which will consist of the appointment by the Board of a Committee consisting of not less than two (2) members of the Board, each of whom is a Disinterested Person.

    5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOS") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1 FORM OF OPTION GRANT. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("STOCK OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

        5.2 DATE OF GRANT. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3 EXERCISE PERIOD. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; PROVIDED, HOWEVER, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and PROVIDED FURTHER that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

        5.4 EXERCISE PRICE. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

        5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

        5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

        (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

        (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by
           Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond
           (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an
           NQSO), but in any event no later than the expiration date of the Options.

        5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        5.8 LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year
    (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

        5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
    Section 424(h) of the Code.

        5.10 NO DISQUALIFICATION. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
    Section 422 of the Code.

    6.  PAYMENT FOR SHARE PURCHASES.

        6.1 PAYMENT. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

        (a) by cancellation of indebtedness of the Company to the Participant;

        (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

        (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; PROVIDED, HOWEVER, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; PROVIDED, FURTHER, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

        (d) by waiver of compensation due or accrued to the Participant for services rendered; PROVIDED, FURTHER, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

        (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

            (1)  through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

            (2)  through a "margin" commitment from  the Participant and an NASD
               Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

        (f) by any combination of the foregoing.

        6.2 LOAN GUARANTEES. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant, provided the Company has full recourse to the Participant relative to the guarantee.

    7.  WITHHOLDING TAXES.

        7.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

        7.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form
    acceptable  to  the  Committee  and   will  be  subject  to  the   following
    restrictions:

        (a) the election must be made on or prior to the applicable Tax Date;

        (b) once made, then except as provided below, the election will be irrevocable as to the particular Shares as to which the election is made;

        (c) all elections will be subject to the consent or disapproval of the Committee;

        (d) if the Participant is  an Insider and if  the Company is subject  to
           Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and
           (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

        (e) in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant will receive the full number of Shares with respect to which the exercise occurs, but such Participant will be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    8.  PRIVILEGES OF STOCK OWNERSHIP.

        8.1 VOTING AND DIVIDENDS. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; PROVIDED, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; PROVIDED, FURTHER, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 10.

        8.2 FINANCIAL STATEMENTS. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; PROVIDED, HOWEVER, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

    9. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

    10. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not "Vested" (as defined in the Award Agreement) held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's original Purchase Price.

    11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

    12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

    13. EXCHANGE AND BUY OUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

    14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

    15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

    16.  CORPORATE TRANSACTIONS.

        16.1  ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR.  In the event of
    (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (OTHER THAN a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 16.1, such Options will expire on such transaction at such time and on such conditions as the Board will determine.

        16.2 OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

        16.3 ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

    17. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; PROVIDED, HOWEVER, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of this Plan or any amendment increasing the number of Shares subject to this Plan is not obtained, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded. So long as the Company is subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

    18. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

    19. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; PROVIDED, HOWEVER, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act or Section 16(b) of the Exchange Act) pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder, respectively.

    20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

       "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

       "AWARD"   means any award under this  Plan, including any Option or Stock
       Bonus.

       "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

       "BOARD"  means the Board of Directors of the Company.

       "CODE"  means the Internal Revenue Code of 1986, as amended.

       "COMMITTEE"   means  the committee appointed  by the  Board to administer this Plan, or if no such committee is appointed, the Board.

       "COMPANY" means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

       "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

       "DISINTERESTED PERSON" means a director who has not, during the period that person is a member of the Committee and for one year prior to commencing service as a member of the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

       "EXCHANGE ACT"  means the Securities Exchange Act of 1934, as amended.

       "EXERCISE PRICE"   means the price  at which  a holder of  an Option  may
       purchase the Shares issuable upon exercise of the Option.

       "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in THE WALL STREET JOURNAL;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in THE WALL STREET JOURNAL;

        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in THE WALL STREET JOURNAL; or

        (d) if none of the foregoing is applicable, by the Committee in good faith.

       "INSIDER"   means  an officer  or director  of the  Company or  any other person whose transactions in  the Company's Common  Stock are subject  to
    Section 16 of the Exchange Act.

       "OUTSIDE DIRECTOR" means any director who is not; (a) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company; (b)
    a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (c) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company; or (d) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; PROVIDED, HOWEVER, that at such time as the term "Outside Director", as used in Section 162(m) of the Code is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" will have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

       "OPTION"   means  an award  of an option  to purchase  Shares pursuant to
       Section 5.

       "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       "PARTICIPANT"  means a person who receives an Award under this Plan.

       "PLAN"   means this  Symantec Corporation 1996  Equity Incentive Plan, as amended from time to time.

       "SEC"  means the Securities and Exchange Commission.

       "SECURITIES ACT"  means the Securities Act of 1933, as amended.

       "SHARES"   means  shares  of  the Company's  Common  Stock  reserved  for issuance under this Plan, as adjusted pursuant to Sections 2 and 16, and any successor security.

       "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       "TERMINATION" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, EXCEPT in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

                              SYMANTEC CORPORATION
                               10201 TORRE AVENUE
                          CUPERTINO, CALIFORNIA 95014

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) appoints Robert R.B. Dykes and Derek Witte, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation ("Symantec") and all of the Exchangeable Shares of Delrina Corporation, a wholly owned subsidiary of Symantec, that are held of record by the undersigned as of March 15, 1996 which the undersigned is entitled to vote at the Special Meeting of Stockholders of Symantec to be held on May 14, 1996, at Symantec Corporation, 10201 Torre Avenue, Cupertino, California, at 9:00 a.m., (Pacific Time), and at any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                SEE REVERSE SIDE

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

    1.  Proposal to  approve  the  Symantec Corporation  1996  Equity  Incentive
        Plan.    For  / /    Against  / /

                              / /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

        This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                                                         (Reverse Side)
        SIGNATURE(S): __________________________________________________________
        DATE: ____________________________________________________________, 1996